UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2024

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2024, Dr. Vincent D. Mattera, Jr., the Chief Executive Officer (“CEO”) of Coherent Corp. (the “Company”), informed the Company’s Board of Directors (the “Board”) of his intent to retire as CEO following the appointment of his successor or otherwise at the end of calendar 2024. Dr. Mattera’s intention to retire does not reflect a dispute or disagreement with the Company. The Board has retained a leading executive search firm to immediately commence a comprehensive search process, which will include evaluating internal and external candidates, to identify a new CEO to lead the Company into the future. A sub-committee of the Board has been formed to oversee the search process.

To facilitate the CEO search process and ensure a seamless transition, the Company and Dr. Mattera entered into a CEO Succession and Retirement Agreement (the “Letter Agreement”). Under the Letter Agreement, Dr. Mattera will continue to serve the Company as the CEO and as Chair of the Board through the date that a new CEO commences employment. However, if a new CEO has not commenced employment or accepted the position by November 15, 2024, Dr. Mattera may elect to end his service as CEO on December 31, 2024. Also, if a new CEO has accepted employment by November 15, 2024 but has a scheduled employment start date after February 28, 2025, Dr. Mattera may elect to end his service as CEO on December 31, 2024. The Letter Agreement refers to this period as the “CEO Service Period.” In addition, if, by the time that the proxy statement for the next annual meeting of stockholders is filed, a new CEO has not commenced employment or accepted employment with a scheduled start date before the next annual meeting of stockholders, Dr. Mattera will be nominated for election as a Class One Director at the next annual meeting of stockholders. If, however, by the time that the proxy statement for the next annual meeting of stockholders is filed, a new CEO has commenced employment or accepted employment with a scheduled start date before the next annual meeting of stockholders, Dr. Mattera will not be nominated for reelection to the Board unless Dr. Mattera and the Board mutually agree otherwise. For avoidance of doubt, Dr. Mattera will remain on the Board as Chair at any time he is serving as CEO.

The Letter Agreement provides for the continued duties and compensation of Dr. Mattera during the CEO Service Period generally consistent with the terms of his Employment Agreement with the Company dated August 23, 2022 (the “Employment Agreement”), except that (i) his annual cash incentive award for fiscal year 2024 will not be less than the target amount, and (ii) he will receive a grant of annual equity awards for fiscal year 2025 (to be granted in August 2024) at not less than the grant value of the fiscal year 2024 annual equity awards (granted in August 2023) to be made entirely as time-vesting restricted stock units.

The Letter Agreement provides that Dr. Mattera’s termination of employment at the end of the CEO Service Period will be treated as a termination for “Good Reason” under the terms of the Employment Agreement, entitling Dr. Mattera to the severance benefits provided under the Employment Agreement for such a termination, subject to the requirements under the Employment Agreement that he provide the Company with a release of claims and that he complies with all applicable post-employment covenants. In addition, if, before the grant of the fiscal year 2025 equity award (in August 2024), the CEO Service Period ends (or Dr. Mattera’s employment otherwise ends under the terms of the Employment Agreement entitling Dr. Mattera to severance benefits), the amount of the severance benefits will be increased by the intended grant date fair value of the fiscal year 2025 equity (which award will thereafter not be granted). Similarly, if, before the payment of the fiscal year 2025 annual cash incentive award (in August 2025), the CEO Service Period ends (or Dr. Mattera’s employment otherwise ends under the terms of the Employment Agreement entitling Dr. Mattera to severance benefits), the amount of the severance benefits will be increased by an amount equal to his target annual cash incentive award for fiscal year 2025, prorated for the number of days actually employed during fiscal year 2025. Consistent with his Employment Agreement, all outstanding equity awards will be treated under the special retirement provisions included in the Employment Agreement and applicable award agreements.

Upon Dr. Mattera’s cessation of services as the CEO for any reason, he will resign from service on the Board and from all other positions, unless otherwise requested by the Board and agreed to by Dr. Mattera.

The Letter Agreement also provides Dr. Mattera with continued access to an office, administrative support, and certain business travel benefits during the CEO Service Period consistent with current levels, as well as reimbursement for his legal expenses related to the Letter Agreement (subject to a cap).

The description of the Letter Agreement as summarized above is qualified in its entirety by reference to the copy of the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release regarding this announcement of Dr. Mattera’s intention to retire from the Company is furnished as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference thereto.

The information in Item 7.01 this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	CEO Succession and Retirement Agreement dated February 17, 2024, by and between Coherent Corp. and Dr. Vincent D. Mattera, Jr.

99.1	Press Release dated February 20, 2024

104.0	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: February 20, 2024	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer & Corporate Secretary